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CUSIP NO.         851783100              13G              Page  7  of  9 Pages
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                           EXHIBIT 1 TO SCHEDULE 13G
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                              September 11, 1997
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        MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. and MILLER

        ANDERSON & SHERRERD, LLP. hereby agree that, unless differentiated,

        this Schedule 13G is filed on behalf of each of the parties.

            MILLER ANDERSON & SHERRERD LLP

BY:         /s/ Donald P. Ryan
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            Donald P. Ryan / Vice President Morgan Stanley Asset Management Inc.


            MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

BY:         /s/ Bruce Bromberg
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            Bruce Bromberg / Morgan Stanley & Co., Incorporated